EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the registration statements listed below of our reports dated February 4, 1999, on our audits of the consolidated financial statements and financial statement schedule of The Southland Corporation and Subsidiaries as of December 31 , 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which reports are included in this Annual Report on Form 10-K.

                                                       REGISTRATION NO.
                                                       ----------------


     On Form S-8 for:

          Post-Effective Amendment No. 1 to the Southland
            Corporation Grant Stock Plan                       33-25327

          The Southland Corporation 1995 Stock Incentive
            Plan                                               33-63617

          The Southland Corporation Supplemental Executive
            Retirement Plan for Eligible Employees            333-42731

          The Southland Corporation Stock Compensation Plan
            for Non-Employee Directors                        333-68491




PricewaterhouseCoopers LLP


Dallas, Texas
March 25, 1999


                                      Tab 5